Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Units Agreement dated [DATE] is made by and between Lionbridge Technologies, Inc., a Delaware corporation (hereinafter referred to as the “Company”), and [NAME], an employee of the Company or a subsidiary of the Company (hereinafter referred to as the “Key Executive”). This is an Agreement between the Company and the Key Executive with respect to restricted stock units granted under the 1998 Stock Plan of Lionbridge Technologies, Inc., as amended (the “Plan”). Capitalized terms not defined herein shall have such meanings ascribed to them in the Plan.

WHEREAS, the Nominating and Compensation Committee of the Company’s Board of Directors (the “Committee”), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Restricted Stock Units (as hereinafter defined) provided for herein to the Key Executive as an inducement to remain in the service of the Company or its Subsidiary, and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Restricted Stock Units;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

GRANT OF RESTRICTED STOCK UNITS

Section 1.1 - Grant of Restricted Stock Units

In consideration of the Key Executive’s agreement to remain in the employ of the Company or its Subsidiary and for other good and valuable consideration, on the date hereof the Company grants to the Key Executive certain rights to acquire [#] shares of its common stock $0.01 par value (the “Restricted Stock Units”), upon the terms and conditions set forth in this Agreement. On any given date, a Restricted Stock Unit shall equal the fair market value of a share of the Company’s common stock. The term “fair market value” shall have the meaning set forth in the Plan. The Restricted Stock Units shall be reflected in a separate account maintained by the Company.

Section 1.2. Exercise of Restricted Stock Units.

Subject to the terms and conditions of this Agreement, including the vesting provisions set forth in Section 2 below, this Restricted Stock Unit may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise the Restricted Stock Unit and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this Restricted Stock Unit. The term “exercise” shall mean the election by the Key Executive to receive shares of the Company’s common stock. The Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this and shall be delivered as provided above to or upon the written order of the Key Executive. All shares that shall be issued upon the exercise of this Restricted Stock Unit as provided herein shall be fully paid and non-assessable.

ARTICLE II

TERMS OF RESTRICTED STOCK UNITS

Section 2.1 - Restrictions on Transfer

The Key Executive may not sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber all or any of the Restricted Stock Units until such time as the Restricted Stock Units becomes vested pursuant to the provisions of this Agreement.

Section 2.2 - Vesting of Restricted Stock Units

Subject to Section 2.3 of this Agreement, the interest of the Key Executive in the Restricted Stock Units shall vest as follows:

[VESTING SCHEDULE]

Section 2.3 - Forfeiture of Restricted Stock Units

Until the Restricted Stock Units have vested in accordance with Section 2.2 of this Agreement, they will be forfeited to the Company immediately upon a Termination of Employment for any reason.

Section 2.4 - Term

Unless earlier forfeited pursuant to Section 2.3, if the Key Executive has not exercised any vested Restricted Stock Units on or prior to [date], such Restricted Stock Units shall be automatically convert into shares of common stock.

Section 2.5 – Change of Control

In the event of an Acquisition of the Company (as such term is defined in the Company’s 1998 Stock Plan), all Restricted Stock Units issued hereunder shall become immediately vested, provided they have not been forfeited pursuant to Section 2.3 hereof prior to the Acquisition.

Section 2.6 — Dividends.

If on any date the Company shall pay any dividend on its common stock (other than a dividend payable in Stock), the number of Restricted Stock Units credited to the Key Executive’s Account shall as of such date be increased by an amount equal to: (a) the product of the number of Restricted Stock Units credited to the Key Executive’s Account as of the record date for such dividend, multiplied by the per share amount of any dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board of Directors of the Company), divided by (b) the fair market value of a share of common stock on the payment date of such dividend. In the case of any dividend declared on common stock which is payable in shares of common stock, the number of Restricted Stock Units credited to the Key Executive shall be increased by a number equal to the product of (x) the aggregate number of Restricted Stock Units that have been credited to the Key Executive’s Account through the related dividend record date, multiplied by (y) the number of shares of common stock (including any fraction thereof) payable as a dividend on a share of common stock.

Section 2.7 Changes in Stock.

In the event of any change in the number and kind of outstanding shares of Common stock by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the common stock (other than a dividend payable in common stock) the Company shall make an appropriate adjustment in the number and terms of the Restricted Stock Units credited to the Key Executive’s Account so that, after such adjustment, the Restricted Stock Units shall represent a right to receive the same consideration (or if such consideration is not available, other consideration of the same value) that the Key Executive would have received in connection with such recapitalization, reorganization, merger, consolidation, stock split or any similar reorganization.

Section 2.7 Payment of Withholding Taxes.

Prior to any event in connection with the Restricted Stock Unit (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding Obligation”), the Key Executive must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company. To satisfy the Tax Withholding Obligation, the Key Executive may (a) deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to any withholding taxes, FICA contributions, or the like under any federal, state, or local statute, ordinance, rule, or regulation in connection with the award or settlement of the restricted stock units or (b) request that the Company withhold a number of shares of the Company’s common stock with a market value not less than the amount of such taxes associated with the vesting or settlement of the Restricted Stock Unit.

ARTICLE III

OTHER PROVISIONS

Section 3.1 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Key Executive shall be addressed to such Key Executive at the address given beneath such Key Executive’s signature hereto. By a notice given pursuant to this Section 3.1, either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to the Key Executive shall, if the Key Executive is then deceased, be given to the Key Executive’s personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 3.1. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

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Section 3.3 - Construction

All amounts credited to the Key Executive’s Account under this Agreement shall continue for all purposes to be a part of the general assets of the Company. The Key Executive’s interest in the Account shall make him only a general, unsecured creditor of the Company. In the event of any discrepancy between the terms of this Agreement and the terms of the Plan itself, the Plan will control. This Agreement shall be administered, interpreted and enforced under the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

LIONBRIDGE TECHNOLOGIES, INC.

By:	/s/
Margaret A. Shukur, Secretary

[NAME]

Address

Key Executive’s Taxpayer Identification Number

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